Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma combined financial information and related notes present the historical financial statements of Liberty Broadband as if the completion of the Charter Communications Inc. (“Charter”), Time Warner Cable (“TWC”) and Bright House Networks, LLC (“BHN”) transactions (“the transactions”) had previously occurred as of March 31, 2016 for purposes of the balance sheet and the beginning of the period for each of the statement of operations.  The accompanying unaudited pro forma financial statements present the pro forma consolidated financial position and results of operations of Liberty Broadband based on the historical financial statements and accounting records of Liberty Broadband and the related pro forma adjustments as described in the accompanying notes.

Charter Investment Agreement

On May 18, 2016, Liberty Broadband completed its previously announced investment in New Charter in accordance with the investment agreement dated May 23, 2015 by and among Liberty Broadband, Charter and New Charter (the “Charter Investment Agreement”). Pursuant to the Charter Investment Agreement, immediately following the consummation of the Time Warner Cable Merger, Liberty Broadband purchased from New Charter $4.3 billion of shares of New Charter Class A common stock, par value $0.001 per share, at a price per share of $195.70 following adjustment by the applicable exchange ratio. As a result, Liberty Broadband received approximately 22.0 million shares of New Charter Class A common stock.

Liberty Broadband funded its purchase of these shares of New Charter Class A common stock using proceeds of $4.4 billion related to subscriptions for approximately 78.3 million newly issued shares of Liberty Broadband’s Series C common stock, par value $0.01 per share (the “Series C Shares”), at a price per share of $56.23, which was determined based upon the fair value of Liberty Broadband’s net assets on a sum-of-the parts basis at the time the investment agreements were executed. The purchasers of the Series C Shares were Liberty Interactive through its Liberty Ventures Group and certain other third party investors, which all invested on substantially similar terms. One of the third party investors also held a position in Time Warner Cable and agreed to vote its Time Warner Cable shares in favor of the Time Warner Cable Merger. Each of Charter and Liberty Broadband obtained stockholder approval during September 2015 for the issuance of the New Charter shares and the Series C Shares, respectively, in accordance with the rules and requirements of the Nasdaq Stock Market. The issuance of the Series C Shares has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Charter Contribution Agreement

Also on May 18, 2016, Liberty Broadband and Liberty Interactive exchanged, in a tax-free transaction, the shares of Time Warner Cable common stock held by each company for shares of New Charter Class A common stock which resulted in each of Liberty Broadband and Liberty Interactive receiving one share New Charter Class A common stock for each share of Time Warner Cable common stock so exchanged. In the exchange, Liberty Broadband received approximately 2.4 million shares of New Charter Class A common stock.

Pursuant to the Proxy and Right of First Refusal Agreement, dated May 23, 2015, as amended (the “Liberty Interactive Proxy Agreement”), by and between Liberty Broadband and Liberty Interactive, Liberty Interactive granted Liberty Broadband an irrevocable proxy to vote all shares of New Charter common stock owned beneficially or of record by Liberty Interactive following the closing of the Time Warner Cable Merger, subject to certain limitations. So long as the Liberty Interactive Proxy Agreement is in effect, Liberty Broadband also has a right of first refusal to purchase all or a portion of any shares of New Charter common stock which Liberty Interactive proposes to transfer, subject to certain limitations.

Transactions Completed in connection with the Bright House Transactions

Second Amended and Restated Stockholders Agreement

On May 18, 2016, pursuant to the Amended and Restated Stockholders Agreement, dated May 23, 2015, as amended (the “Second Amended and Restated Stockholders Agreement”), by and among Liberty Broadband, Charter, New Charter and A/N, upon the closing of the Bright House Transaction, Liberty Broadband purchased from New Charter an additional 3.7 million shares New Charter Class A common stock at a price per share of $191.33 following adjustment by the applicable exchange ratios, for an aggregate purchase price of $700 million. Liberty Broadband funded its $700 million purchase in shares of New Charter through cash on hand and margin loan draws.

Proxy and Right of First Refusal Agreement

In connection with the Bright House Transaction, on May 18, 2016, A/N and Liberty Broadband entered into a proxy agreement, pursuant to which A/N granted Liberty Broadband a five-year proxy to vote shares of New Charter held by A/N, capped at 7% of New Charter’s outstanding shares. As a result, Liberty Broadband controls approximately 25.01% of the aggregate voting power of New Charter following the completion of the Time Warner Cable Merger and the Bright House Transaction and is New Charter’s largest stockholder.

The accompanying unaudited pro forma condensed combined financial information should be read in conjunction with the notes hereto.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2016

(in thousands)

	Liberty Broadband Historical	Add: Equity Issued for New Charter Acquisition		Exchange TWC for Investment in New Charter		Add: Investment in New Charter		Add: New Charter activity		Liberty Broadband Pro Forma
Assets
Current assets:
Cash and cash equivalents	$785,140	4,400,000	(a)	—		(5,000,000)	(c)	—		185,140
Trade and other receivables, net of allowance for doubtful accounts	873	—		—		—		—		873
Short-term marketable securities	77,685	—		—		—		—		77,685
Other current assets	3,482	—		—		—		—		3,482
Total current assets	867,180	4,400,000		—		(5,000,000)		—		267,180
Investments in available-for-sale securities	484,084	—		(483,917)	(b)	—				167
Investments in affiliates, accounted for using the equity method	2,301,210	—		483,917	(b)	5,000,000	(c)	787,749	(d)	8,572,876
Property and equipment, net	1,137	—		—		—		—		1,137
Goodwill	6,497	—		—		—		—		6,497
Intangible assets subject to amortization, net	11,029	—		—		—		—		11,029
Deferred income tax assets	68,021	—		—		—		(68,021)	(d)	—
Other assets	1,730	—		—		—		—		1,730
Total assets	$3,740,888	4,400,000		—		—		719,728		8,860,616

(Continued)

Unaudited Pro Forma Condensed Consolidated Balance Sheet (Continued)

March 31, 2016

(in thousands)

	Liberty Broadband Historical	Add: Equity Issued for New Charter Acquisition		Exchange TWC for Investment in New Charter	Add: Investment in New Charter	Add: New Charter activity		Liberty Broadband Pro Forma
Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$7,189	—		—	—	—		7,189
Deferred revenue	2,090	—		—	—	—		2,090
Other current liabilities	2,406	—		—	—	—		2,406
Total current liabilities	11,685	—		—	—	—		11,685
Debt	597,729	—		—	—	—		597,729
Deferred revenue	2,611	—		—	—	—		2,611
Deferred income tax liabilities	—	—		—	—	231,324	(d)	231,324
Total liabilities	612,025	—		—	—	231,324		843,349
Equity
Preferred stock	—	—		—	—	—		—
Series A common stock	262	—		—	—	—		262
Series B common stock	25	—		—	—	—		25
Series C common stock	747	—		—	—	—		747
Additional paid-in capital	3,540,602	4,400,000	(a)	—	—	—		7,940,602
Accumulated other comprehensive earnings, net of taxes	9,035	—		—	—	—		9,035
Retained earnings (accumulated deficit)	(421,808)	—		—	—	488,404	(d)	66,596
Total equity	3,128,863	4,400,000		—	—	488,404		8,017,267
Commitments and contingencies	—	—		—	—	—		—
Total liabilities and equity	$3,740,888	4,400,000		—	—	719,728		8,860,616

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Three months ended March 31, 2016

(in thousands, except per share amounts)

	Liberty Broadband Historical	Reverse Historical Charter Equity Pickup		Add: Pro Forma Charter Equity Pickup		Reverse Historical TWC Activity		Liberty Broadband Pro Forma
Revenue
Total revenue	$ 3,831	—		—		—		3,831
Operating costs and expenses		—		—		—
Operating, including stock-based compensation	668	—		—		—		668
Selling, general and administrative, including stock-based compensation	8,806	—		—		—		8,806
Research and development, including stock-based compensation	2,711	—		—		—		2,711
Depreciation and amortization	986	—		—		—		986
	13,171	—		—		—		13,171
Operating income (loss)	(9,340)	—		—		—		(9,340)
Other income (expense):
Interest expense	(2,441)	—		—		—		(2,441)
Dividend and interest income	2,189	—		—		—		2,189
Share of earnings (losses) of affiliate	(70,278)	48,158	(e)	53,424	(f)	—		31,304
Realized and unrealized gains (losses) on financial instruments	45,005	—		—		(45,005)	(g)	—
Gain (loss) on dilution of investment in affiliate	(1,724)	—		—		—		(1,724)
Other, net	71	—		—		—		71
Earnings (loss) before income taxes	(36,518)	48,158		53,424		(45,005)		20,059
Income tax benefit (expense)	14,277	(18,300)		(20,301)		17,102		(7,222)
Net earnings (loss) attributable to Liberty Broadband shareholders	$ (22,241)	29,858		33,123		(27,903)		12,837

Basic net earnings (loss) attributable to Liberty Broadband shareholders per common share	$(0.22)	—		—		—		0.07
Diluted net earnings (loss) attributable to Liberty Broadband shareholders per common share	$(0.22)	—		—		—		0.07
Weighted average common shares outstanding, basic	103,279	—		—		—		181,529	(h)
Weighted average common shares outstanding, diluted	103,668	—		—		—		181,918	(h)

Unaudited Pro Forma Consolidated Statement of Operations

Year ended December 31, 2015

(in thousands, except per share amounts)

	Liberty Broadband Historical	Reverse Historical Charter Equity Pickup		Add: Pro Forma Charter Equity Pickup and Excess Basis Amortization		Reverse Historical TWC Activity		Liberty Broadband Pro Forma
Revenue
Service	$ 76,139	—		—		—		76,139
Other	15,043	—		—		—		15,043
Total revenue	91,182	—		—		—		91,182
Operating costs and expenses
Operating, including stock-based compensation	6,096	—		—		—		6,096
Selling, general and administrative, including stock-based compensation	42,792	—		—		—		42,792
Research and development, including stock-based compensation	17,032	—		—		—		17,032
Gain on legal settlement	(60,450)	—		—		—		(60,450)
Impairment of intangible assets	20,669	—		—		—		20,669
Depreciation and amortization	6,088	—		—		—		6,088
	32,227	—		—		—		32,227
Operating income (loss)	58,955	—		—		—		58,955
Other income (expense):
Interest expense	(7,424)	—		—		—		(7,424)
Dividend and interest income	3,797	—		—		—		3,797
Share of earnings (losses) of affiliate	(120,962)	69,360	(e)	95,148	(f)	—		43,546
Realized and unrealized gains (losses) on financial instruments	2,619	—		—		(2,619)	(g)	—
Gain (loss) on dilution of investment in affiliate	(7,198)	—		—		—		(7,198)
Other, net	158	—		—		—		158
Earnings (loss) from continuing operations before income taxes	(70,055)	69,360		95,148		(2,619)		91,834
Income tax benefit (expense)	19,868	(26,357)		(36,156)		995		(41,650)
Net earnings (loss) attributable to Liberty Broadband shareholders	$ (50,187)	43,003		58,992		(1,624)		50,184

Basic net earnings (loss) attributable to Liberty Broadband shareholders per common share	$(0.49)	—		—		—		0.28
Diluted net earnings (loss) attributable to Liberty Broadband shareholders per common share	$(0.49)	—		—		—		0.28
Weighted average common shares outstanding, basic	102,504	—		—		—		180,754	(h)
Weighted average common shares outstanding, diluted	102,998	—		—		—		181,248	(h)

Notes to Unaudited Pro Forma Consolidated Financial Statements

(1)	Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2016 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2016 and for the year ended December 31, 2015 are based on (i) the historical unaudited consolidated financial statements of Liberty Broadband as of and for the quarter ended March 31, 2016 contained in Liberty Broadband’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2016, (ii) the historical audited consolidated financial statements of Liberty Broadband as of and for the year ended December 31, 2015 contained in Liberty Broadband’s Annual Report on Form 10-K filed with the SEC on February 12, 2016, (iii) the historical audited consolidated financial statements of Charter Communications as of and for the year ended December 31, 2015 contained in Charter’s Annual Report on Form 10-K filed with the SEC on February 10, 2016, and (iv) the pro forma consolidated financial statements of Charter Communications as of and for the three months ended March 31, 2016 and for the year ended December 31, 2015 contained in Charter’s 8-K as filed with the SEC on July 29, 2016.  The investment in Charter will continue to be accounted for using the equity method of accounting.

The pro forma adjustments are included only to the extent they are (i) directly attributable to the transactions, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of Liberty Broadband would actually have been had the transactions occurred in prior periods, or to project the results of operations or financial position of Liberty Broadband for any future periods. The unaudited pro forma adjustments are based on available information and certain assumptions that Liberty Broadband management believes are reasonable. The unaudited pro forma adjustments are directly attributable to the transactions and are expected to have a continuing impact on the results of operations of Liberty Broadband.  In the opinion of Liberty Broadband management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

(2)	Pro Forma Adjustments

The unaudited pro forma adjustments related to the transactions included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	Equity Issued for New Charter Acquisition

Liberty Broadband funded its purchase of additional shares of New Charter Class A common stock using proceeds of $4.4 billion related to subscriptions for approximately 78.3 million newly issued shares of Liberty Broadband’s Series C common stock, par value $0.01 per share (the “Series C Shares”), at a price per share of $56.23, which was determined based upon the fair value of Liberty Broadband’s net assets on a sum-of-the parts basis at the time the investment agreements were executed. The purchasers of the Series C Shares were Liberty Interactive through its Liberty Ventures Group and certain other third party investors, which all invested on substantially similar terms.

(b)	Exchange TWC for Investment in New Charter

Prior to the Charter and TWC transactions, Liberty Broadband accounted for its investment in TWC as an available-for-sale (“AFS”) security and elected to account for the AFS security at fair value.  Upon completion of the Charter and TWC transactions, Liberty Broadband exchanged its investment in TWC that had a fair value of $483.9 million for the period ended March 31, 2016, for an additional investment in New Charter. Accordingly the investment in AFS securities of $483.9 was reclassified to investment in affiliates accounted for using the equity method, as the investment in Charter continues to be accounted for using the equity method.

Notes to Unaudited Pro Forma Consolidated Financial Statements (Continued)

(c)	Investment in New Charter

Pursuant to the Charter Investment Agreement, immediately following the consummation of the Time Warner Cable Merger, Liberty Broadband purchased from New Charter $4.3 billion of shares of New Charter Class A common stock, par value $0.001 per share, at a price per share of $195.70 following adjustment by the applicable exchange ratio. Upon the closing of the Bright House Transaction, Liberty Broadband purchased from New Charter an additional 3.7 million shares New Charter Class A common stock at a price per share of $191.33 following adjustment by the applicable exchange ratios, for an aggregate purchase price of $700 million.  The total additional investment made by Liberty Broadband as a result of the transactions was $5.0 billion.

(d)	New Charter Activity

As a result of the transactions, Liberty Broadband recorded an adjustment to its balance sheet line item, “Investment in affiliates, accounted for using the equity method,” and recorded related tax entries, as follows:

March 31, 2016
amounts in thousands
Estimated pro forma dilution gain on Charter as of March 31, 2016	787,749
Resulting deferred tax asset (liability)	(299,345)
Estimated statement of operations impact of dilution gain on Charter as of March 31, 2016, net of taxes	$488,404

The estimated pro forma dilution gain is primarily attributable to Liberty Broadband’s investment basis in Charter at a book basis price per share below the new equity issued in the Time Warner Cable Merger. Liberty Broadband’s ownership interest in Charter prior to the transaction was approximately 26%, and after the Time Warner Cable Merger it was approximately 20%.  In order to present deferred income tax assets and liabilities on a net basis, we offset the deferred tax liability resulting from the estimated dilution gain on Charter of $299.3 million by the originally reported $68 million of deferred tax assets, resulting in a net deferred tax liability of $231.3 million.

(e)	Reverse Historical Charter Equity Pickup

Charter’s net loss for the period ended December 31, 2015 was $271 million as reported in their 10-K report as filed with the SEC on February 10, 2016. Liberty Broadband’s ownership percentage in Charter at December 31, 2015 was approximately 26%, and accordingly Liberty Broadband recorded its portion of Charter’s net loss for the period of $69.4 million. In order to reflect the earnings of Charter had the transactions been completed at December 31, 2015, Liberty Broadband reversed the amount previously recorded of its portion of net loss recorded for the same period, and recorded the pro forma portion of Charter net loss as of December 31, 2015 (note (f)).

Charter’s net loss for the period ended March 31, 2016 was $188 million as reported in their 10-Q report as filed with the SEC on April 28, 2016. Liberty Broadband’s pre-transaction ownership percentage in Charter at March 31, 2016 was approximately 26%, and accordingly Liberty Broadband recorded its portion of Charter’s net loss for the period of $48.1 million. In order to reflect the earnings of Charter had the transactions been completed at March 31, 2016, Liberty Broadband reversed the amount previously recoded of its portion of net loss recorded for the same period, and recorded the pro forma portion of Charter net loss as of March 31, 2016 (note (f)).

(f)	Pro Forma Charter Equity Pickup

The pro forma share of Charter earnings for the period ended December 31, 2015 was calculated utilizing the pro forma Charter net earnings for the period ended December 31, 2015, as presented in Charter’s 8-K as filed with the SEC on July 29, 2016, multiplied by the ownership percentage after the transactions on May 18, 2016, tax effected.  As a result of the transaction, Liberty Broadband wrote off approximately 20% of its amortizable excess basis in Charter.  The amount written off was allocated on a pro-rata basis to the amortizable memo accounts used

Notes to Unaudited Pro Forma Consolidated Financial Statements (Continued)

for equity accounting purposes, and as a result an excess basis amortization reversal was recognized for the period ended December 31, 2015.

December 31, 2015
amounts in thousands
Charter pro forma net earnings at December 31, 2015	$418,000
Multiplied by Liberty Broadband ownership percentage on May 18, 2016	20%
Liberty Broadband share of pro forma earnings at December 31, 2015	83,600
Reversal of excess basis amortization	11,548
Total Liberty Broadband portion of pro forma earnings at December 31, 2015	95,148
Deferred tax benefit (expense)	(36,156)
Liberty Broadband share of pro forma earnings at December 31 2015, net of taxes	$58,992

The pro forma share of Charter earnings for the period ended March 31, 2016 was calculated utilizing the pro forma Charter net earnings for the period ended March 31, 2016, as presented in Charter’s 8-K as filed with the SEC on July 29, 2016, multiplied by the ownership percentage after the transactions on May 18, 2016, tax effected.  As a result of the transaction, Liberty Broadband wrote off approximately 20% of its amortizable excess basis in Charter.  The amount written off was allocated on a pro-rata basis to the amortizable memo accounts used for equity accounting purposes, and as a result an excess basis amortization reversal was recognized for the period ended March 31, 2016.

March 31, 2016
amounts in thousands
Charter pro forma net earnings at March 31, 2016	$245,000
Multiplied by Liberty Broadband ownership percentage on May 18, 2016	20%
Liberty Broadband share of pro forma earnings at March 31, 2016	49,000
Reversal of excess basis amortization	4,424
Total Liberty Broadband portion of pro forma earnings at March 31, 2016	53,424
Deferred tax benefit (expense)	(20,301)
Liberty Broadband portion of pro forma earnings at March 31, 2016, net of taxes	$33,123

(g)	Reverse Historical TWC Activity

Upon completion of the Charter and TWC transactions, Liberty Broadband exchanged its investment in TWC for shares of New Charter. As such any realized and unrealized gains (losses) related to TWC recorded as of December 31, 2015 and March 31, 2016 were reversed in order to calculate pro forma net income.  Realized and unrealized gains as reported in the Liberty Broadband 10-K for the period ended December 31, 2015 were $2.6 million, and realized and unrealized gains as reported in the Liberty Broadband 10-Q for the period ended March 31, 2016 were $45.0 million.

(h)	Pro Forma EPS

Liberty Broadband funded its purchase of shares of New Charter Class A common stock using proceeds of $4.4 billion related to subscriptions for 78,250,042 million newly issued shares of Liberty Broadband’s Series C common stock, par value $0.01 per share.  Weighted average shares outstanding for the periods ended December 31, 2015 and March 31, 2016 have been adjusted for the issuance of additional Liberty Broadband shares as a result of the transactions, assuming that the transactions occurred at the beginning of the respective periods. Potentially dilutive shares are excluded from the computation of diluted EPS during the periods in which losses are reported as the result would be antidilutive.